ARTICLES OF INCORPORATION

OF

JURAK CORPORATION

The undersigned incorporator, being a natural person, 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is Jurak Corporation.

ARTICLE II

The registered office of the corporation is located at 5237 Marquette, Minneapolis, Minnesota 55402, and the registered agent as that address is Charles Clayton.

ARTICLE III

The name and address of the incorporator is Charles Clayton, 527 Marquette, Minneapolis, Minnesota 55402.

ARTICLE IV

The corporation is authorized to issue an aggregate total of 150,000,000 common shares and 50,000,000 preferred shares

ARTICLE V

In addition lo the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

ARTICLE VI

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require

1

shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE VII

No holder of stock of this corporation shall be entitled lo any cumulative voting rights.

ARTICLE VIII

No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

ARTICLE IX

Minnesota Statutes sections 302A.671 (Control share acquisitions), 302A.673 (Business combinations) and 302A.675 (Takeover offer; fair price) shall not apply to this corporation.

IN WITNESS WHEREOF, the lncorporator has executed these Articles of Incorporation, this 30 day of October, 1997.

/s/ Charles Clayton
Charles Clayton

STATE OF MINNESOTA DEPARTMENT OF STATE
FILED
NOV 03 1997
Joan Anderson Growe
Secretary of State

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ARTICLES OF AMENDMENT

OF

JURAK CORPORATION

The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:

ARTICLE I

The name of the corporation is Jurak Corporation World Wide, Inc.

IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed this 22 day of January, 1999.

/s/ Charles Clayton
Charles Clayton

This amendment was adopted by the Incorporator, on the 22 day of January, 1998.

/s/ Charles Clayton
Charles Clayton

STATE OF MINNESOTA DEPARTMENT OF STATE
FILED
JAN 27 1999
Joan Anderson Growe
Secretary of State

STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW; BEFORE COMPLETING THIS FORM.

1.	Type or print in black ink.
2.	There is a $35.00 fee payable to the Secretary of State (YOUR CANCELLED CHECK IS YOUR RECEIPT) for filing this “Amendment of Articles of lncorporation".
3.	Return completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

JURAK CORPORATION WORLDWIDE, INC.
This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State

Format (mm/dd/yyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1. )

ARTICLE 1

The name of the corporation is Phytolabs, Inc.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Anthony Carl Jurak
(Signature of Authorized Person)

Name and telephone number of contact person:	Anthony Carl Jurak	(702) 914-9688
Please print legibly

If you have any questions please contact the Secretary of State's office at (651)296-2803	STATE OF MINNESOTA DEPARTMENT OF STATE
MAIL TO:	FILED
Secretary of State	MAR 02 2007
Corporation Division	Mark Ritchie
180 State Office Building	Secretary of State
100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299
(No wali-in service available at this location for corporate, UCC or notary)

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. this document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Service at 1-600-627- 3529 and ask them to place a call to (651)296-2803.

STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW; BEFORE COMPLETING THIS FORM.

1.	Type or print in black ink.
2.	There is a $35.00 fee payable to the Secretary of State (YOUR CANCELLED CHECK IS YOUR RECEIPT) for filing this “Amendment of Articles of lncorporation".
3.	Return completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

PHYTOLABS, INC.
This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State

Format (mm/dd/yyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1. )

ARTICLE 1

The name of the corporation is LifeQuest World Corporation

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

/s/ Anthony Carl Jurak
(Signature of Authorized Person)

Name and telephone number of contact person:	Anthony Carl Jurak	(702) 914-9688
Please print legibly

If you have any questions please contact the Secretary of State's office at (651)296-2803	STATE OF MINNESOTA DEPARTMENT OF STATE
MAIL TO:	FILED
Secretary of State	JUL 03 2007
Corporation Division	Mark Ritchie
180 State Office Building	Secretary of State
100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299
(No wali-in service available at this location for corporate, UCC or notary)

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing

The Secretary of State's Office does not discriminate on the basis of race, creed, color, sex, sexual orientation, national origin, age, marital status, disability, religion, reliance on public assistance, or political opinions or affiliations in employment or the provision of services. this document can be made available in alternative formats, such as large print, Braille or audio tape, by calling (651)296-2803/Voice. For TTY communication, contact the Minnesota Relay Service at 1-600-627- 3529 and ask them to place a call to (651)296-2803.

Office of the Minnesota Secretary of State

Minnesota Business & Nonprofit Corporations

Amendment to Articles of Incorporation

Minnesota Statutes, Chapter 302A or 317A

Read the instructions before completing this form.

Filing Fee: S55 for expedited service in-person and online filings , $35 for mail

1.	Corporate Name : (Required)
LifeQuest World Corporation

List the name of the company prior to any desired name change

2.	This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no late than 30 days after tiling with the Secretary of State.

Format: (mm /dd/yyyy)

3.	The following amendment(s) to articles regulating the above corporation were adopted : ( Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided. attach additional pages.

ARTICLE IV

The corporation is authorized to issue an aggregate total of 500,000,000 common shares and 50,000,000 preferred shares.

4.	This amendment has been approved. pursuant to Minnesota Statutes , Chapter 302 or 317A.

5.	The undersigned, certify that. I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his / her behalf , or in both capacities . 1 further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

/s/ Tommy Petersen	November 20, 2017
Signature of Authorized Person or Authorized Agent	Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

List a name and daytime phone number of a person who can be contacted about this form:

Contact Name Phone Number

Entities that own, lease, or have any financial interest in agricultural land or land cap able of being farmed must register with the MN Dept. of Agriculture's Corporate Farm Program.

Does this entity own. lease, or have any financial interest in agricultural land or land capable of being farmed? Yes No X

Work Item 981139600022 Original File Number 9W-503

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE

FILED

11/27/2017 11:59 PM

Steve Simon

Secretary of State

Office of the Minnesota Secretary of State

Minnesota Business & Nonprofit Corporations

Amendment to Articles of Incorporation

Minnesota Statutes, Chapter 302A or 317A

Read the instructions before completing this form.

Filing Fee: S55 for expedited service in-person and online filings , $35 for mail

1.	Corporate Name : (Required)
LifeQuest World Corporation

List the name of the company prior to any desired name change

2.	This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no late than 30 days after tiling with the Secretary of State.

Format: (mm /dd/yyyy)

3.	The following amendment(s) to articles regulating the above corporation were adopted : ( Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided. attach additional pages.

ARTICLE IV

The corporation is authorized to issue an aggregate total of 500,000,000 common shares and 50,000,000 preferred shares.

Upon the effectiveness of this Amendment to Articles of Incorporation. each 200 shares of the corporation's common stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of common stock of the corporation. No fractional shares will be issued. In lieu thereof. any fractional shares created by this combination and conversion will be rounded up to the next whole share

4.	This amendment has been approved. pursuant to Minnesota Statutes , Chapter 302 or 317A.

5.	The undersigned, certify that. I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his / her behalf , or in both capacities . 1 further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

/s/ Tommy Petersen	December 5, 2017
Signature of Authorized Person or Authorized Agent	Date

Email Address for Official Notices

Enter an email address to which the Secretary of State can forward official notices required by law and other notices:

List a name and daytime phone number of a person who can be contacted about this form:

Contact Name Phone Number

Entities that own, lease, or have any financial interest in agricultural land or land cap able of being farmed must register with the MN Dept. of Agriculture's Corporate Farm Program.

Does this entity own. lease, or have any financial interest in agricultural land or land capable of being farmed? Yes No X

Work Item 981139600022 Original File Number 9W-503

STATE OF MINNESOTA

OFFICE OF THE SECRETARY OF STATE

FILED

12/11/2017 11:59 PM

Steve Simon

Secretary of State